UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on January 8, 2010, February 12, 2010, March 4, 2010 and March 11, 2010, we, through G&E Healthcare REIT II Sartell MOB, LLC, our wholly owned subsidiary, entered into a real estate purchase agreement and escrow instructions on January 7, 2010, or the Purchase Agreement, and three amendments to the Purchase Agreement on February 8, 2010, March 1, 2010 and March 5, 2010, respectively, with Stingray Properties, LLC, an unaffiliated third party, or the Seller, and Crystal Blue Properties, LLC, Sylvan Holdings, LLC and Dr. Samuel Elghor, also unaffiliated third parties, or collectively, the Seller Guarantor, and First American Title Insurance Company, or the Escrow Agent, for the purchase of the Center for Neurosurgery and Spine, located in Sartell, Minnesota, for a purchase price of $6,500,000, plus closing costs.

On March 19, 2010, we entered into a fourth amendment to the Purchase Agreement, or the Fourth Amendment, with the Seller, the Seller Guarantor and the Escrow Agent. The material terms of the Fourth Amendment provide for: (i) a closing date that shall occur on March 31, 2010; (ii) an extension of the due diligence period to March 26, 2010; (iii) a provision stating that $100,000 of our deposit shall be non-refundable, except in limited circumstance as provided for in the Purchase Agreement and/or unless escrow fails to close due to the failure of certain conditions precedent in favor of the Seller and $100,000 of our deposit shall continue to be freely refundable to us in accordance with the terms of the Purchase Agreement; (iv) a provision stating that our acquisition of the property is subject to the execution by us and the Seller of the lender’s consent documentation and the Seller’s consent documentation, which is currently being negotiated between the parties and shall obligate us to perform and/or assume certain obligations of the Seller under the existing loan agreement; (v) a deletion of Section 5.4.1 of the Purchase Agreement relating to the lenders approval of our assumption of the existing loan on the property and the addition of Section 5.4.8 relating to a condition precedent in our favor; (vi) a modification of Section 5.5 of the Purchase Agreement requiring the Seller to deliver to us the Estoppel Certificate attached as Exhibit A to the Fourth Amendment on or before the earlier of March, 26, 2010, or the closing date; and (vii) a deletion of Items 4 through 7 listed on Exhibit G to the Purchase Agreement, which are related to permitted encumbrances.

The material terms of the Fourth Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 19, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

March 25, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between G&E Healthcare REIT II Sartell MOB, LLC, Stingray Properties, LLC, Crystal Blue Properties, LLC, Sylvan Holdings, LLC, Dr. Samuel Elghor and First American Title Insurance Company, dated March 19, 2010